FOR FURTHER INFORMATION CONTACT:
Mary Jensen
Vice President, Investor Relations
(480) 315-6604
Investorrelations@spiritrealty.com
Press Release

Spirit Realty Capital Announces
Expanded $600 Million Unsecured Credit Facility

SCOTTSDALE, AZ– March 31, 2015– Spirit Realty Capital, Inc. (NYSE:SRC) (“Spirit”), a real estate investment trust (REIT) that invests in single-tenant, operationally essential real estate, today announced that it has closed a $600 million unsecured credit facility, which initially bears interest at LIBOR plus 170 basis points. The new facility replaces Spirit’s previous $400 million facility, which most recently bore interest at LIBOR plus 250 basis points, and improves the borrowing terms as well as the interest rate.

The facility matures on March 31, 2019, with an option to extend the maturity to March 31, 2020, subject to certain requirements. The new agreement also includes an accordion feature to increase the facility size to up to $1.0 billion and provides enhanced terms if Spirit achieves an investment grade rating of BBB- or higher from Standard & Poor’s Rating Services or Baa3 from Moody’s Investor Services, Inc.

“We are very pleased with this transaction,” said Mr. Thomas H. Nolan, Jr., Chairman and Chief Executive Officer of Spirit Realty Capital, Inc., “The improved pricing and borrowing terms reflect positively on the asset quality of our portfolio and further enhance our financial and operational flexibility.”

The credit facility was syndicated to a group of 12 banks led by Wells Fargo Securities, LLC and Deutsche Bank Securities, Inc., who were the Joint Lead Arrangers. Deutsche Bank AG New York Branch was the Syndication Agent, and Bank of America, N.A., JP Morgan Chase Bank, N.A., Royal Bank of Canada and SunTrust Bank were Documentation Agents. Other bank participants include Barclays Bank, PLC, Capital One Bank N.A., Morgan Stanley Bank, N.A., Regions Bank, Citizens Bank, N.A. and Raymond James Bank, N.A. Wells Fargo Bank, National Association will be the Administrative Agent.

About Spirit Realty Capital
Spirit Realty Capital (NYSE: SRC) is a real estate investment trust (REIT) that invests in single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. Spirit Realty Capital has an estimated enterprise value of $9.1 billion comprising a diverse portfolio of 2,509 properties across 49 states as of December 31, 2014. Founded in 2003, Spirit completed its initial public offering in September 2012. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission from time to time, including Spirit’s Annual Report on Form 10-K . Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #